UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 2, 2007

Walgreen Co.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

200 Wilmot Road, Deerfield, Illinois 60015
(Address of principal executive offices) (Zip Code)
(847) 914-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On July 2, 2007, Walgreen Co., an Illinois corporation (the “Company”) and Bison Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Acquisition Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Option Care, Inc., a Delaware corporation (“Option Care”), pursuant to which Acquisition Sub will commence a cash tender offer (the “Tender Offer”) to acquire all of the outstanding shares of common stock of Option Care, par value $0.01 per share (the “Option Care Shares”) at a price per share equal to $19.50 (the “Per Share Consideration”).

     Following the consummation of the Offer, Acquisition Sub will merge with and into Option Care (the “Merger”), and all Option Care Shares not acquired in the Tender Offer will be converted into the right to receive the Per Share Consideration. The Merger Agreement includes customary representations, warranties and covenants by the parties. The Board of Directors of Option Care unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Tender Offer and the Merger.

     Consummation of the Tender Offer is subject to certain conditions, including acceptance of the Tender Offer by a majority of Option Care Shares outstanding on a fully diluted basis, regulatory approvals, and other customary conditions.

     In connection with entering into the Merger Agreement, the Company and Acquisition Sub have entered into support agreements (the “Support Agreements”) with Option Care’s founder, Mr. John N. Kapoor, PhD., and certain trusts established by him, together owning approximately 22% of the outstanding Option Care Shares, pursuant to which such shares will be tendered into the Tender Offer.

     The foregoing summaries of the Merger Agreement, the Support Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement and the Support Agreements, which are attached as Exhibits 2.1, 2.2 and 2.3, respectively, and incorporated herein by reference.

     The Company and Option Care issued a joint press release on July 2, 2007 announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed as part of this report.

Exhibit Description

2.1 Agreement and Plan of Merger, dated as of July 2, 2007, by and among Walgreen Co., Bison Acquisition Sub Inc. and Option Care, Inc.

2.2 Support Agreement, dated July 2, 2007, by and among Walgreen Co., Bison Acquisition Sub, Inc. and certain Stockholders

2.3 Support Agreement, dated July 2, 2007, by and among Walgreen Co., Bison Acquisition Sub, Inc. and certain Stockholders

99.1 Press Release, dated July 2, 2007, by Walgreen Co. and Option Care, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Walgreen Co.
(Registrant)

Date: July 2, 2007	By: /s/William M. Rudolphsen
Name: William M. Rudolphsen
Title: Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX
Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of July 2, 2007, by and among Walgreen Co., Bison
Acquisition Sub, Inc. and Option Care, Inc.
2.2	Support Agreement, dated July 2, 2007, by and among Walgreen Co., Bison Acquisition Sub, Inc.
and certain Stockholders
2.3	Support Agreement, dated July 2, 2007, by and among Walgreen Co., Bison Acquisition Sub, Inc.
and certain Stockholders
99.1	Press Release, dated July 2, 2007 by Walgreen Co. and Option Care, Inc.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K, and shall be furnished to the SEC upon request.